UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2009
Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street
Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 622-1000
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On November 13, 2009, Thermo Fisher Scientific Inc. (the “Company”) announced a series of transactions to refinance certain of its outstanding debt.
Offering of Senior Notes Pursuant to Rule 144A
     On November 13, 2009, the Company agreed to sell in a private placement $350,000,000 aggregate principal amount of 2.15% senior notes due 2012 (the “2012 Notes”) and $400,000,000 aggregate principal amount of 3.25% senior notes due 2014 (the “2014 Notes” and, together with the 2012 Notes, the “Notes”) at an issue price of 99.855% of the principal amount of the 2012 Notes and 99.904% of the principal amount of the 2014 Notes, respectively. The Notes will pay interest on a semi-annual basis. The offering of the Notes is expected to close on November 20, 2009.
     The Notes are being sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. In connection with the offering of the Notes, the Company expects to enter into a registration rights agreement pursuant to which it will agree to file a registration statement with respect to an offer to exchange the notes for identical new notes registered under the Securities Act (or, under certain circumstances, a shelf registration statement covering resales of the Notes).
     The Company intends to use the net proceeds from the offering of the Notes to refinance certain of its outstanding indebtedness, including the financing of a cash tender offer (the “Offer”) by the Company to purchase any and all of its outstanding 2.50% Convertible Senior Notes due 2023 (the “Convertible Notes”) and a redemption (the “Redemption”) of the Company’s 6 3/4% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes”), in each case as further discussed below. The Company intends to use any proceeds remaining after the Offer and Redemption for general corporate purposes.
     The Notes have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
     Copies of the press releases announcing the offering and the pricing of the Notes are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.
     The Company also intends to enter into interest rate swaps with respect to the Notes. The swaps will effectively convert the fixed rates on the Notes to floating rates equal to 3-month LIBOR plus 42 basis points for the 2012 Notes and 3-month LIBOR plus 72 basis points for the 2014 Notes, respectively.
Tender Offer for Convertible Notes
     Also on November 13, 2009, the Company commenced the Offer, pursuant to which the Company is offering to purchase for cash any and all outstanding Convertible Notes upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated November 13, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”). The Offer will expire at 12:00 midnight, New York City time, at the end of Thursday, December 17, 2009, unless the Offer is extended or earlier terminated by the Company (as may be extended by the Company, the

“Expiration Date”). As of November 12, 2009, there were Convertible Notes outstanding in an aggregate principal amount of $295,360,000.
     Upon the terms and subject to the conditions of the Offer, holders of Convertible Notes who validly tender and do not validly withdraw their Convertible Notes prior to 12:00 midnight, New York City time, at the end of the Expiration Date, will receive, for each $1,000 principal amount of such Convertible Notes, a cash purchase price equal to (i) the Average VWAP (as defined below) multiplied by 42.1372 (which is the number of shares of the Company’s common stock currently issuable upon conversion of $1,000 principal amount of Convertible Notes) and (ii) a fixed cash amount of $56.50, provided that in no event will the purchase price per $1,000 principal amount of such Convertible Notes be less than $1,474.8020. In addition, holders will receive in respect of their Convertible Notes that are accepted for purchase accrued and unpaid interest on such Convertible Notes to, but excluding, the settlement date of the Offer. All amounts payable pursuant to the Offer will be rounded to the nearest cent. “Average VWAP” is the arithmetic average of the daily volume weighted average price per share of the Company’s common stock on the New York Stock Exchange on each trading day during the period of 21 consecutive trading days ending on the Expiration Date.
     Additional terms and conditions of the Offer are set forth in the Offer to Purchase and the Letter of Transmittal.
     This Current Report on Form 8-K shall not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities. The Offer may be made only pursuant to the terms and conditions of the Offer to Purchase, the Letter of Transmittal and the other related Offer materials. An issuer tender offer statement on Schedule TO, including the Offer to Purchase and the Letter of Transmittal, describing the Offer has been filed with the Securities and Exchange Commission. Holders of the Convertible Notes are encouraged to read the Schedule TO and its exhibits carefully before making any decision with respect to the Offer because it contains important information. The Schedule TO, the Offer to Purchase, the Letter of Transmittal and other related Offer materials are available free of charge at the website of the Securities and Exchange Commission at www.sec.gov. In addition, the Company will provide copies of the Schedule TO and related Offer materials upon request free of charge to holders of the Convertible Notes.
Redemption of Senior Subordinated Notes
     Also on November 13, 2009, the Company called for redemption all of the outstanding Senior Subordinated Notes. As of November 12, 2009, there were Senior Subordinated Notes outstanding in an aggregate principal amount of $300,000,000. In accordance with the terms of the indenture governing the Senior Subordinated Notes, the Senior Subordinated Notes will be redeemed on December 17, 2009 (the “Redemption Date”) at a redemption price of 103.375% of the principal amount of the Senior Subordinated Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.
     A copy of the press release announcing the Offer and the Redemption is filed as Exhibit(a)(5)(i) to the Company’s Schedule TO filed with the Securities and Exchange Commission on November 13, 2009 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.
Date: November 13, 2009	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Thermo Fisher Scientific Inc. dated November 13, 2009.
99.2	Press release of Thermo Fisher Scientific Inc. dated November 13, 2009.
99.3
Press release of Thermo Fisher Scientific Inc. dated November 13, 2009 (filed as Exhibit (a)(5)(i) to the Company’s Schedule TO (File No. 005-13830) filed with the Securities and Exchange Commission on November 13, 2009 and incorporated by reference herein).